UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2021

_____________________

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Landmeier Road Elk Grove Village, Illinois		60007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 956-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value per share	SGMA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.Entry into a Material Definitive Agreement.

On Friday, January 29, 2021, SigmaTron International, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A. (“Lender”), pursuant to which Lender has agreed to provide the Company with a five-year secured revolving credit facility of up to $50,000,000 (the “Facility”).    The proceeds of the Facility may be used for working capital and general corporate purposes, including funding business operations in the ordinary course of business of the Company, its subsidiaries, and Wagz, Inc. (subject to limitations thereon until the completion of the acquisition by the Company of Wagz).

The Facility allows the Company to choose among interest rates at which it may borrow funds for revolving loans:  “CBFR Loans,” the interest on which is based on (A) the REVLIBOR30 Rate (as used in the Agreement), unless the REVLIBOR30 Rate is not available, in which case the interest is generally the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S., plus (B) an applicable margin of 2.0%; or “Eurodollar Loans,” the interest on which is based on (X) an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBO Rate (as defined in the Agreement) for any interest period multiplied by the Standard Reserve Rate (as defined in the Agreement) plus (Y) an applicable margin of 2.0%.  Effective upon the initial borrowing under the Facility on January 29, 2021, there was an approximately $25.58 million outstanding balance.  The remaining amount available to borrow under the Facility is limited according to a borrowing base valuation of the assets available as collateral as of the date of a requested withdrawal.

The Facility also provided for two term loans, in the respective amounts of $4,867,500 and $1,632,500 (collectively, the “Term Loans” and each a “Term Loan”), which have been fully-borrowed as of the date hereof.  The Term Loans were used to pay off the mortgages in favor of US Bank National Association    Interest on the Terms Loans is based on (A) the REVLIBOR30 Rate (as used in the Agreement), unless the REVLIBOR30 Rate is not available, in which case the interest is generally the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S., plus (B) an applicable margin of 2.5%.

The Facility and the Term Loans are collateralized by a lien on substantially all of the assets of the Company (including the stock of its domestic subsidiaries) and its domestic subsidiaries, including mortgages on the Company’s manufacturing facilities in Elk Grove Village, Illinois, and Elgin, Illinois.

Subject to the conditions in the Agreement, the Company may borrow, prepay, and reborrow the revolving loans under the Facility and may prepay, but not reborrow, the Term Loans.    All unpaid amounts borrowed under the Facility and the Term Loans are required to be repaid no later than January 29, 2026 unless the Facility or Term Loans are terminated earlier or the revolving commitment is reduced to zero in accordance with the Agreement.

The Company’s obligations under the Agreement are required to be guaranteed by its domestic subsidiaries as set forth in the Agreement.  Such obligations, including the guarantees, are secured by substantially all of the personal property of the Company and the Company’s subsidiary guarantors.

The Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Company and its covered subsidiaries to, among other things, incur debt, grant liens, undergo certain fundamental changes, make investments, make certain restricted payments, dispose of assets, enter into transactions with affiliates, and enter into burdensome agreements, in each case, subject to limitations and exceptions set forth in the Agreement.  The Company is also required to maintain compliance with financial covenants, including a fixed charge coverage ratio, determined in accordance with the terms of the Agreement.

The Agreement also contains customary events of default that include, among other things, certain payment defaults, cross defaults on other material indebtedness, inaccuracy of representations and warranties, covenant defaults, change of control defaults, and bankruptcy and insolvency defaults.  If an event of default exists, Lender may require immediate payment of all obligations under the Agreement and may exercise certain other rights and remedies provided for under the Agreement, the other loan documents and applicable law.  Further,  Lender may charge a default interest rate to all loans and other obligations of the Company during the existence of an event of default under the Agreement at a per annum rate equal to 2.0% above the applicable interest rate.

The foregoing description of the Agreement,  the Facility, and the Term Loans is a summary and is qualified in its entirety by the terms and conditions of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 1.02.Termination of a Material Definitive Agreement.

On January 29, 2021, in connection with the entry into the Agreement, the Company terminated that certain Loan and Security Agreement, entered into on March 31, 2017, with US Bank National Association, which provided for a revolving credit facility in an original amount of up to $35,000,000 and two term loans secured by mortgages on the Company’s manufacturing facilities in Elk Grove Village, Illinois and Elgin, Illinois (the “Prior Facility”). The Prior Facility was set to terminate on March 31, 2022.  The Company’s loan extended by US Bank National Association under the Paycheck Protection Program of the CARES Act was not terminated.

ITEM 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.Description

Exhibit 10.1Credit Agreement dated as of January 29, 2021 between SigmaTron International, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: February 4, 2021	By:	/s/ Gary R. Fairhead
	Name:	Gary R. Fairhead
	Title:	President and Chief Executive Officer